UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

Laser Master International, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	2-76262-NY	11-2564587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 First Street, Harrison, NJ	07029
(Address of principal executive offices)	(Zip Code)

(973) 482-7200

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 19, 2006, we sold our remaining printing equipment located at our office and printing plant in Harrison, New Jersey. As previously reported, we sold the plant itself to an unrelated purchaser in June of this year. The printing equipment was sold at auction to several unrelated purchasers.

We expect the net proceeds of the equipment sale, after payment of expenses, to be approximately $800,000, which we will use for working capital.

Over the last several years we have been reporting that increased competition from lower wage countries, and particularly China, have created a difficult competitive environment for U.S. producers in our market, and that we expected an increasing part of our revenues to represent goods sourced from abroad. Disposition of this equipment completes our transition to becoming a reseller, rather than producer, of gift wrap and packaging materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASER MASTER INTERNATIONAL, INC.

Date:   September 28, 2006

By:      /s/ Mendel Klein______________

Mendel Klein, Chief Executive Officer